As filed with the Securities and Exchange Commission on June 3, 2011

File No. 333-156792

File No. 333-112501

File No. 333-75676

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-156792

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-112501

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-75676

UNDER

THE SECURITIES ACT OF 1933

WHITNEY HOLDING CORPORATION	Louisiana	72-6017893
WHITNEY CAPITAL TRUST I	Delaware	20-5425682
WHITNEY CAPITAL TRUST II	Delaware	20-5425722
WHITNEY CAPITAL TRUST III	Delaware	20-5425811
(Exact Name of Each Registrant as Specified in Its Charter)	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

228 St. Charles Avenue

New Orleans, Louisiana 70130

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Whitney Holding Corporation Dividend Reinvestment and Stock Purchase Program

(Full title of the plans)

Copy to:

Joseph S. Schwertz, Jr., Esq.	Randolph A. Moore III, Esq.
Corporate Secretary	Alston & Bird LLP
Whitney Holding Corporation	One Atlantic Center
228 St. Charles Ave.	1201 West Peachtree Street, NW
New Orleans, LA 70130	Atlanta, Georgia 30309-3424
(504) 586-3596	(404) 881-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting	☐

TERMINATION OF REGISTRATION

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (the “Registration Statements”), filed by Whitney Holding Corporation, a Louisiana corporation (the “Company”) with the Securities and Exchange Commission:

•

Registration No. 333-156792 filed on Form S-3 on January 16, 2009, which registered the offering of an indeterminate amount of the Company’s common stock, no par value, preferred stock, no par value, depositary shares, debt securities, rights, purchase contracts, warrants, units, trust preferred securities issuable by Whitney Capital Trust I, Whitney Capital Trust II and Whitney Capital Trust III and guarantees of such trust preferred securities;

•	Registration No. 333-112501 filed on Form S-3 on February 5, 2004, which registered the offering of 164,332 shares of common stock, no par value; and

•	Registration No. 333-75676 filed on Form S-3 on December 21, 2001, which registered the offering of 500,000 shares of common stock, no par value.

On December 21, 2010, the Company entered into an Agreement and Plan of Merger with Hancock Holding Company, a Mississippi corporation (“Hancock”), pursuant to which the Company will merge with and into Hancock (the “Merger”), with Hancock continuing as the surviving corporation following the Merger.

In connection with the pending Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including offerings pursuant to the Registration Statements. Accordingly, the Company is filing these Post-Effective Amendments to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended, to hereby terminate the effectiveness of the Registration Statements and to remove from registration any of the securities registered for issuance under the Registration Statements that remain unsold under the above listed Registration Statements as of the filing date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New Orleans, state of Louisiana, on this 3rd day of June, 2011.

WHITNEY HOLDING CORPORATION

By:	/s/ John C. Hope, III
John C. Hope, III
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated as of June 3, 2011.

Signature	Title	Date

/s/ John C. Hope, III	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	June 3, 2011
John C. Hope, III

/s/ Thomas L. Callicutt, Jr.	Senior Executive Vice President	June 3, 2011
Thomas L. Callicutt, Jr.	and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ John M. Turner, Jr.	President and Director	June 3, 2011
John M. Turner, Jr.

/s/ A. R. Blossman, Jr.*	Director	June 3, 2011
A. R. Blossman, Jr.

/s/ Angus R. Cooper II*	Director	June 3, 2011
Angus R. Cooper II

/s/ Richard B. Crowell*	Director	June 3, 2011
Richard B. Crowell

/s/ Hardy B. Fowler*	Director	June 3, 2011
Hardy B. Fowler

Signature	Title	Date

/s/ Terence E. Hall*	Director	June 3, 2011
Terence E. Hall

/s/ William A. Hines*	Director	June 3, 2011
William A. Hines

/s/ Alfred S. Lippman*	Director	June 3, 2011
Alfred S. Lippman

/s/ Michael L. Lomax*	Director	June 3, 2011
Michael L. Lomax

/s/ R. King Milling*	Director	June 3, 2011
R. King Milling

/s/ Eric J. Nickelsen*	Director	June 3, 2011
Eric J. Nickelsen

/s/ Kathryn M. Sullivan*	Director	June 3, 2011
Kathryn M. Sullivan

/s/ Dean E. Taylor*	Director	June 3, 2011
Dean E. Taylor

/s/ Thomas D. Westfeldt*	Director	June 3, 2011
Thomas D. Westfeldt

*By: /s/ Thomas L. Callicutt, Jr.
Thomas L. Callicutt, Jr. Attorney-in-fact